Exhibit 99.1

For More Information:

Pamela A. Matthews	Katie Myers
Digital Realty Trust	Richards Partners for Behringer Harvard
pmatthews@digitalrealtytrust.com	katie_myers@richards.com
+1 415.738.6500	+1 214.891.5842

Digital Realty Trust and Behringer Harvard Form Joint
Venture to Develop New Datacenter in Silicon Valley

San Francisco, CA and Dallas, TX — August 30, 2010 — Digital Realty Trust, Inc. (NYSE: DLR), a publicly traded REIT and the world’s largest wholesale datacenter provider, and Behringer Harvard, a Dallas-based real estate firm, announced today their joint venture partnership to develop a move-in-ready Turn-Key Datacenter® facility for multiple tenants at Santa Clara Tech Center.

The three-building campus is located in Santa Clara, California approximately 45 miles south of San Francisco in the heart of California’s Silicon Valley, the home of many technology and electronics companies. As a result of this agreement, Digital Realty Trust has acquired a 50 percent equity interest in Santa Clara Tech Center, which was previously owned exclusively by Behringer Harvard.

“We are pleased to partner with Digital Realty Trust, a strong national leader in technology-related real estate,” said Mr. Samuel A. Gillespie, Chief Operating Officer of Behringer Harvard Opportunity REIT I, Inc. “With their proven reputation and operational expertise in the data center market, we are confident that Digital Realty Trust will make important contributions to our success as we execute our strategy to enhance the value of Santa Clara Tech Center.”

Located on Central Expressway near its intersection with Lafayette Street, Santa Clara Tech Center consists of three buildings providing a total of 456,144 square feet of space. The 700/750 Central Expressway buildings provide office space for research and development that is fully leased to Hitachi Data Systems as its corporate headquarters. The 800 Central Expressway building is a single-story 150,000-square-foot, highly improved shell building.

“Digital Realty Trust will be responsible for the datacenter redevelopment, leasing and management of 800 Central Expressway and Behringer Harvard will continue to operate the two office buildings.  Construction is already underway on base building improvements and two Turn-Key Datacenter® PODs that are expected to be completed in the first quarter of 2011,” said Mr. David Caron, Senior Vice President of Portfolio Management for Digital Realty Trust.  “The 150,000-square-foot facility can support the development of six Turn-Key Datacenter® PODs totaling approximately 80,000 square feet of raised floor.”

The capital released via this equity sale will be reinvested by Behringer Harvard to fund its share of the initial capital required for the first phase of redevelopment of the 800 Central Expressway building, which will be shared equally by Behringer Harvard and Digital Realty Trust. The redevelopment of this building also will redeploy for datacenter use millions of dollars’ worth of systems and structural improvements made by a previous tenant.

“Consistent with our acquisition of 1725 Comstock Street and 3105 & 3115 Alfred Street earlier this year, we continue to add inventory in this key market to meet the demand for high-quality datacenter space,” said Mr. Scott Peterson, Senior Vice President of Acquisitions for Digital Realty Trust.  “By acquiring properties attractive for redevelopment, we are able to build out and deliver a new Turn-Key Datacenter® product quickly and cost-effectively.  This new product, combined with our access to efficient capital, allows us to provide superior value for our tenants while enhancing our competitive advantage over other developers in the region.”

About Digital Realty Trust

Digital Realty Trust, Inc. owns, acquires, develops, redevelops and manages technology-related real estate. The company provides Turn-Key Datacenter® and Powered Base Building® datacenter solutions for domestic and international tenants across a variety of industry verticals. Digital Realty Trust operates 95 properties in 27 markets throughout North America and Europe supporting applications and operations critical to the day-to-day operations of more than 50 Fortune 500 companies. For more information, contact 415.738.6500 or visit digitalrealtytrust.com.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $10 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 99 99 90, or visit us online at behringerharvard.com.

This press release contains forward-looking statements which are based on Digital Realty Trust, Inc.’s current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the addition to its inventory to meet demand for datacenter space, its ability to build out and deliver new Turn-Key Datacenter® product quickly, its advantage over other developers in the region, expected time for completion of construction and raised floor space to be developed. These risks and uncertainties include, among others, the following: the impact of the recent deterioration in global economic, credit and market conditions; current local economic conditions in its geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in its industry or the industry sectors that it sells to (including risks relating to decreasing real estate valuations and impairment charges); its dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; its failure to obtain necessary debt and equity financing; increased interest rates and operating costs; its failure to repay debt when due or its breach of covenants or other terms contained in its loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; its inability to manage its growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; its failure to successfully operate acquired or redeveloped properties; risks related to joint venture investments, including as a result of its lack of control of such investments; delays or unexpected costs in development or redevelopment of properties; decreased rental rates or increased vacancy rates; increased competition or available supply of data center space; its inability to successfully develop and lease new properties and space held for redevelopment; difficulties in identifying properties to acquire and completing acquisitions; its inability to acquire off-market properties; its inability to comply with the rules and regulations applicable to reporting companies; its failure to maintain its status as a REIT; possible adverse changes to tax laws; restrictions on its ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in real estate and zoning laws and increases in real property tax rates.  For a further list and description of such risks and uncertainties, see the reports and other filings by Digital Realty Trust, Inc. with the U.S. Securities and Exchange Commission, including Digital Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 and Digital Realty Trust, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.  Digital Realty Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Turn-Key Datacenter, Powered Base Building and POD Architecture are registered trademarks of Digital Realty Trust.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. that are based on its current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and Behringer Harvard Opportunity REIT I, Inc. undertakes no obligation to update any such statements that may become untrue because of subsequent events. Behringer Harvard Opportunity REIT I, Inc. claims the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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